PRICING SUPPLEMENT NO. 43                                    Rule 424 (b)(3)
DATED: Ocotber 3, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes           Book Entry Notes
$50,000,000                   [x]                           [x]

Original Issue Date:          Fixed Rate Notes              Certificated Notes
10/08/97                      [_]                           [_]

Maturity Date: 01/08/2001

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                                Optional          Optional
                         Redemption             Repayment         Repayment
Redeemable On            Price(s)               Date(s)           Price(s)
-------------            ----------             ---------         ----------

N/A                      N/A                    N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.22%
--------------------------------

*        Quarterly on the 8th, commencing January 8, 1998.

**       Quarterly on the 8th, commencing January 8, 1998.

***      The CMT Rate on October 6, 1997, plus 22 basis points.

         The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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